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                                                                     EXHIBIT 3.1



                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                         SILVERLEAF VACATION CLUB, INC.



         Silverleaf Vacation Club, Inc., a Texas corporation (the "Corporation"), pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act (the "Act"), hereby adopts these Amended and Restated Articles of Incorporation of the Corporation which accurately copy the Articles of Incorporation of the Corporation and all amendments thereto that are in effect to date and as further amended hereby as hereinafter set forth and which contain no other change in any provision thereof.

                                   ARTICLE I

         The name of the Corporation is Silverleaf Vacation Club, Inc.

                                   ARTICLE II

         The Articles of Incorporation of the Corporation are amended by these Amended and Restated Articles of Incorporation as follows: (a) current ARTICLE ONE is amended in its entirety to read as set forth in ARTICLE ONE of ARTICLE VII below so as to restate the name of the Corporation; (b) current ARTICLE FOUR is amended in its entirety to read as set forth in ARTICLE FOUR of ARTICLE VII below so as to restate to Corporation's authorized shares; (c) current ARTICLE SIX is amended in its entirety to read as set forth in ARTICLE SIX of ARTICLE VII below so as to restate to Corporation's registered agent; (d) current ARTICLE SEVEN is amended in its entirety to read as set forth in ARTICLE SEVEN of ARTICLE VII below; and (e) current ARTICLE EIGHT is amended in its entirety to read as set forth in ARTICLE EIGHT of ARTICLE VII below.

                                  ARTICLE III

         Each such amendment made by these Amended and Restated Articles of Incorporation has been effected in conformity with the provisions of the Act and these Amended and Restated Articles of Incorporation and each amendment effected hereby was duly adopted by the shareholders of the Corporation as of the 27th day of March, 1997.

                                   ARTICLE IV

         The number of shares of the Corporation outstanding at the time of such adoption was 10,696 shares of Common Stock and the number of shares entitled to vote on the Amended and Restated Articles of Incorporation was 10,696 shares. All of the shareholders have signed a written consent to the adoption of such Amended and Restated Articles of Incorporation pursuant to
Article 9.10 of the Act and any written notice required by Article 9.10 has been given.

                                   ARTICLE V

        Upon these Amended and Restated Articles of Incorporation becoming effective, each certificate which therefore represented shares of Common Stock of the par value of $0.10 a share of the Corporation shall automatically represent the same number of shares of Common Stock of the par value of $0.01 a share of the Corporation, and there shall be no exchange, reclassification or cancellation of issued shares.

                                   ARTICLE VI
        These Amended and Restated Articles of Incorporation change the amount of the stated capital of the Corporation. The amount of stated capital is reduced by $962.64, from $1,069.60 to $106.96.
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                                  ARTICLE VII

         The Articles of Incorporation of the Corporation and all amendments thereto are hereby superseded by the following Amended and Restated Articles of Incorporation, which accurately copy the entire text thereof and as amended as set forth above:


               AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                     OF
                          SILVERLEAF RESORTS, INC.

                                 ARTICLE ONE

         The name of the corporation ("Corporation") is Silverleaf Resorts, Inc.

                                 ARTICLE TWO

         The period of its duration is perpetual.

                                ARTICLE THREE

         The purpose for which the corporation is organized is to transact any or all lawful business for which corporations may be incorporated under the Act.

                                ARTICLE FOUR

A. The aggregate number of shares that the Corporation shall have authority to issue is One Hundred Ten Million (110,000,000) shares. Such shares shall be issued in two (2) classes of stock to be designated "Common Stock" and "Preferred Stock." The number of shares of Common Stock authorized is One Hundred Million (100,000,000) shares having a par value of $0.01 per share. The number of shares of Preferred Stock authorized is Ten Million (10,000,000) shares having a par value of $0.01 per share.

B. The designations and the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the shares of each class of capital stock of the Corporation are as follows:

         (1) PREFERRED STOCK. The Preferred Stock may be authorized for issuance from time to time by the Board of Directors in one or more separately designated series. The designation of each such series, the number of shares to be included in each such series, and the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and terms and conditions of redemption shall be as set forth in resolutions adopted by the Board of Directors and included in a statement filed as required by law from time to time prior to the issuance of any shares of such series. Subject to the express limitations, if any, of any series


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of Preferred Stock of which shares are outstanding at the time, the Board of
Directors is authorized, by the adoption of resolutions, to increase or decrease (but not below the number of shares of Preferred Stock of such series then outstanding) the number of shares of Preferred Stock of such series and to alter the designation of or, classify or reclassify, any unissued shares of Preferred Stock of any series from time to time, by setting or changing the preferences, conversion or other rights, voting powers restrictions, limitations as to dividends or other distributions qualifications or terms and conditions of redemption of such series.

         (2) COMMON STOCK. Subject to all rights of Preferred Stock, as expressly provided herein, by law or by the Board of Directors pursuant to this Article Four, the Common Stock of the Corporation shall have all rights and privileges afforded to capital stock by applicable law in the absence of any express grant of rights or privileges in the Corporation's charter, including, but not limited to, the following rights and privileges:

                 (a) The holders of shares of Common Stock shall have the right to vote for the election of directors and on all other matters requiring stockholder action, each share of Common Stock being entitled to one vote;

                 (b) Dividends may be declared and paid or set apart for payment upon shares of Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends.

                 (c) Upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the net assets of the Corporation shall be distributed pro rata to the holders of shares of Common Stock in accordance with their respective rights and interests.

                                  ARTICLE FIVE

         The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00) consisting of money, labor done, or property actually received.

                                  ARTICLE SIX

         The street address of the registered office of the Corporation is 1221 Riverbend Drive, Suite 120, Dallas, Texas 75247 and the name of the registered agent at such address is Sandra Cearley.

                                 ARTICLE SEVEN

         The business and affairs of the Corporation shall be managed by a Board of Directors which may exercise all of the powers of the Corporation except those conferred on or reserved to the stockholders by law. The number of directors of the Corporation is currently two (2), which number may be increased or decreased pursuant to the Bylaws of the Corporation but in no event shall be less than the





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minimum number required by the Act. Each director shall hold office for the term determined as specified below and until his or her successor shall have been elected and qualified. The names and addresses of the persons serving as the current directors are:

Robert E. Mead,              1221 Riverbend Drive, Suite 120
  Class III Director         Dallas, Texas 75247

Sharon K. Brayfield,         1221 Riverbend Drive, Suite 120
  Class II Director          Dallas, Texas 75247

         The following provisions shall apply to the directors of the
Corporation:

A. The directors of the Corporation (other than any directors who may be elected solely by holders of any series of Preferred Stock) shall be divided into three classes, designated "Class I," "Class II," and "Class III," respectively. The number of directors in each class shall be as nearly equal as possible. Each director shall serve for a term ending on the date of the third Annual Meeting of Stockholders following the Annual Meeting at which such director was elected, provided, however, that each initial director in Class I, as determined by the directors, shall serve for a term ending on the date of the Annual meeting held in 1998; each initial director in Class II, as determined by the directors, shall serve for a term ending on the date of the Annual Meeting held in 1999; and each initial director in Class III, as determined by the directors, shall serve for a term ending on the date of the Annual Meeting held in 2000.

B. In the event of any increase or decrease in the authorized number of directors: (i) each director then serving shall nevertheless continue as director of the class of which such director is a member until the expiration of such director's term or such director's prior death, retirement, resignation or removal; and (ii) except to the extent that an increase or decrease in the authorized number of directors occurs in connection with the rights of holders of Preferred Stock to elect additional directors, the newly created or eliminated directorships resulting from any increase or decrease shall be apportioned by the Board of Directors among the three classes so as to keep the number of directors in each class as nearly equal as possible.

C. Anything in this Article Seven to the contrary notwithstanding, each director shall serve until such director's successor is elected and qualified, or until such director's earlier death, retirement, resignation or removal.

D. A director may be removed from office with or without cause only by the affirmative vote of the holders of at least two-thirds of the votes entitled to be cast in the election of directors.

                                 ARTICLE EIGHT

         The following provisions are hereby adopted for the purposes of defining, limiting and regulating the powers of the Corporation and of the directors and stockholders:

A. The Board of Directors shall have power from time to time and in its sole discretion: (a) to determine in accordance with sound accounting practice what constitutes annual or other net profit, earnings, surplus or net assets in excess of capital; (b) to fix and vary from time to time the amount to be reserved as working capital, or determine that retained earnings or surplus shall remain in the hands of the Corporation; (c) to set apart out of any funds of the Corporation such





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reserve or reserves in such amount or amounts and for such proper purposes as it shall determine and to abolish or redesignate any such reserve or any part thereof; (d) to borrow or raise money upon any terms for any Corporate purposes; (e) to distribute and pay distributions or dividends in stock, cash or other securities or property, out of surplus or any other funds or amounts legally available therefore, at such times and to the stockholders of record on such dates as it may from time to time, determine; and (f) to determine whether and to what extent and at what times and places and under what conditions and regulations the books, accounts and documents of the Corporation or any of them shall be open to the inspections of stockholders, except as otherwise provided by statute or by the Bylaws of the Corporation, and, except as so provided no stockholder shall have the right to inspect any book, account or document of the Corporation unless authorized so to do by resolution of the Board of Directors.

B. The liability of the directors and officers of the Corporation to the Corporation or its stockholders for money damages shall be limited to the fullest extent permitted under Texas law, including the Act now or hereafter in force, and the directors and officers of the Corporation shall have no liability whatsoever to the Corporation or its stockholders for money damages except to the extent which such liability cannot be limited or restricted under Texas law now or hereafter in force. Neither the amendment nor repeal of the foregoing sentence of this Section B of Article Eight nor the adoption nor amendment of any other provision of the Articles or Bylaws of the Corporation inconsistent with the foregoing sentence shall apply to or affect in any manner the applicability of the foregoing sentence with respect to any act or omission of any director or officer occurring prior to any such amendment, repeal or adoption.

C. The Corporation shall indemnify, in the manner and to the fullest extent permitted by law, any person who is or was a party to or is threatened to be made a party to, any threatened pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation or that such person, while an officer or director of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner or trustee of another corporation, partnership, trust, employee benefit plan or other enterprise. To the fullest extent permitted by law, the indemnification provided herein shall include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement and any such expenses may be paid by the Corporation in advance of the final disposition of any such action, suit or proceeding. Upon authorization by the Board of Directors, the Corporation may indemnify employees and/or agents of the Corporation to the same extent provided herein for directors and officers. Any repeal or modification of any of the foregoing sentences of this Section C of Article Eight shall be prospective in operation and effect only, and shall not adversely affect any right to indemnification or advancement of expenses hereunder existing at the time of any such repeal or modification.

D. No holders of shares of stock of the Corporation of any class shall have preemptive rights or preferential right to purchase, subscribe for or otherwise acquire any shares of stock of the Corporation of any class now or hereafter authorized or any securities convertible into or





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exchangeable for shares of stock of the Corporation of any class now or hereafter authorized or any warrants, options or other instrument evidencing rights to purchase, subscribe for or otherwise acquire shares of stock of the Corporation of any class now or hereafter authorized, other than such preferential rights, if any, as the Board of Directors in its sole discretion may determine, and at such price as the Board of Directors in its sole discretion may fix.

E. The Board of Directors shall have the power, in its sole discretion and without limitation, to authorize the issuance at any time and from time to time shares of stock of the Corporation with or without par value, of any class now or hereafter authorized and of securities convertible into or exchangeable for shares of the stock of the Corporation, with or without par value, of any class now or hereafter authorized, for such consideration (irrespective of the value or amount of such consideration) and in such manner and by such means as said Board of Directors may deem advisable.

F. The Board of Directors shall have the power, in its sole discretion and without limitation to classify or reclassify any unissued shares of stock, whether now or hereafter authorized, by setting, altering or eliminating in any one or more respects, from time to time before the issuance of such shares, any feature of such shares, including but not limited to the designation, preferences, conversion or other rights, voting powers, qualifications, and terms and conditions of redemption of, and limitations as to dividends and any restrictions on, such shares.

         The enumeration and definition of particular powers of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of the Corporation's Amended and Restated Articles, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the Laws of the State of Texas now or hereafter in force.

         IN WITNESS WHEREOF, and in accordance with Article 4.07D of the Act, the undersigned has executed these Amended and Restated Articles of Incorporation as of the 27th day of March, 1997.



                                        By: /s/ ROBERT E. MEAD
                                          ---------------------------------
                                            Robert E. Mead, Chief Executive
                                            Officer






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STATE OF TEXAS            )
                          )
COUNTY OF DALLAS          )


         The foregoing instrument was sworn to and acknowledged before me by Robert E. Mead, Chief Executive Officer of Silverleaf Resorts, Inc. on the 27th day of March, 1997.

                                      /s/  SANDRA CEARLEY
                                      -------------------------------------
                                      Notary Public, State of Texas


My Commission Expires:                Printed or Stamped Name:

                                      -------------------------------------





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